                                                                     EXHIBIT 4.2

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


     This Registration Rights Agreement ("Agreement") is made and entered into as of September 1, 1999, by and between Telemonde, Inc., a Nevada corporation (the "Company") (as successor to Telemonde Investments Limited ("TIL")), and Communications Collateral Limited, a British Virgin Islands company (the "Purchaser").

     This Agreement is made pursuant to Paragraph 8 of the Letter Agreement (the "Letter Agreement") dated as of April 15, 1999 between Rhone Financial Indemnity Re Limited, as sole member of TIL, and the Purchaser. In order to induce the Purchaser to enter into that certain Facility Agreement, dated April 15, 1999, by and between TIL and the Purchaser (the "Facility Agreement"), the Company has agreed to provide the registration and other rights set forth in this Agreement for the shares of Common Stock of the Company issuable under the Warrant (as defined herein) and all other shares of Common Stock currently held by or issuable under the terms of this Agreement to the Purchaser.

     The parties hereby agree as follows:

                                  ARTICLE 1.

     Section 1.01   Definitions.  Capitalized terms used and not otherwise
                    -----------
defined herein have the meanings set forth in the Warrant made by the Company in favor of the Purchaser (the "Warrant"). The terms set forth below are used herein as so defined:

     "Affiliates" means the original investors in the Purchaser and their Affiliates, as such term is defined in the Exchange Act.

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" means shares of common stock of the Company, $.001 par value per share.

     "Effectiveness Date" means November 11, 1999 or any extension thereof made in accordance with Section 2.01(b).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Holder" means the record holder of any Registrable Security or any right to receive a Registrable Security under the Warrant.

     "IPO" means the consummation of an underwritten public offering of Common Stock pursuant to an effective registration statement filed under the Securities Act (other than any registration statement relating to warrants, options or shares of capital stock of the Company granted or to be granted or sold primarily to employees, directors, or officers of the Company, as a registration statement filed pursuant to Rule 145 under the Securities Act or any successor rule or a registration statement relating to employee benefit plans or interests therein) and the listing of such Common Stock on a national securities exchange or the quotation of prices therefor on NASDAQ (NMS) or on NASDAQ (SMALLCAP).

          "Issued Share Capital" means (i) all shares of issued and outstanding capital stock of the Company and (ii) all shares of capital stock of the Company issuable upon the exercise of any right to subscribe for or convert any debt or other instrument into or to exercise any option or warrant for such shares of capital stock.

     "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other governmental entity.

     "Registrable Securities" means (i) the shares of Common Stock and all other securities receivable upon exercise of the Warrant, (ii) 4,170,000 shares of Common Stock transferred to the Purchaser as part of the transactions entered into by the Company pursuant to the terms of a Stock Purchase Agreement, dated May 14, 1999, among the Company and certain other parties, and (iii) the shares of Common Stock issuable to the Purchaser pursuant to Section 2.01(b) hereof, until such time as such securities cease to be Registrable Securities pursuant to Section 1.03 hereof.

     "Selling Holder" means a Holder who is selling Registrable Securities pursuant to a registration statement.

     Section 1.02   Stock Splits, Dividends, Recapitalizations, etc.  Any shares
                    ------------------------------------------------
or other securities resulting from any stock split, stock dividend, reclassification of the Common Stock of the Company, merger, consolidation or reorganization of the Company which may be received by the Holder of a Warrant upon exercise of such Warrant shall also be deemed to be Registrable Securities.

     Section 1.03   Registrable Securities.  Any Registrable Security will cease
                    ----------------------
to be a Registrable Security when (i) a registration statement covering such Registrable Security has been declared effective by the Commission and such Registrable Security has been issued, sold or disposed of pursuant to such effective registration statement or (ii) such Registrable Security is disposed of pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (iii) such Registrable Security is held by the Company or any of its subsidiaries.

                                  ARTICLE II

     Section 2.01   Registration in Connection with the IPO.  (a) If at any time
                    ---------------------------------------
or from time to time, the Company shall determine to register any of its securities in connection with an IPO, the Company shall:

          (i)   promptly give to each Holder written notice thereof,

          (ii) include in such registration (and any related qualification under blue sky laws or other compliance), the Registrable Securities, as so specified in a written request or requests received within twenty (20) days after receipt of such written notice from the Company by any Holder, and

          (iii) to the extent there is an over-allotment option in connection with the IPO, promptly give to each Holder written notice of such over-allotment and include in such over-allotment option (and any related qualification under blue sky laws or other compliance) only Registrable Securities and no other securities of the Company, as so specified in a written request or requests received within ten (10) days after receipt of such written notice from the Company by any Holder.

     (b) In the event that a registration involving an IPO, the Company shall so advise the Holder of the IPO in accordance with the written notice procedures given pursuant to (a) above. The right of Holder to registration pursuant to this Section 2.01 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 2.01 and the inclusion of such Holder's Registrable Securities in the underwriting, to the extent requested, to the extent provided herein.

     All Holders proposing to distribute their securities through such underwriting shall together with the Company and the other holders distributing their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company (or by the holders who have demanded such registration). In connection with such underwriting agreement, the Company shall negotiate in good faith with such underwriter to include a provision in the underwriter's agreement in customary form to waive any lock-up provisions relating to the Registrable Securities if market conditions so warrant. The term of any lock-up provision relating to the Registrable Securities shall not exeed the lesser of (a) 180 days after the closing date of the IPO and (b) the lock up restriction applicable to any other director, officer or shareholder of the Company. Notwithstanding any other provision of this Section 2.01, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter, with the Company's permission, may reduce the Registrable Securities to be included in such underwriting (but not the registration), pro rata among the Holders; provided, however, that, other than the Registrable
                        --------  -------
Securities registered connection with the over-allotment option, the Company's shares shall be given priority, and, provided further, that in no event shall
                                     -------- -------
the underwriter reduce the
number of Registrable Securities to be included in the underwriting below 20% of the total number of securities offered in connection with the IPO; and provided
                                                                       --------
further that no securities of other holders of the Company's securities may be
-------
included in the underwriting if any Registrable Securities are excluded by the underwriter from the offering. Any Registrable Security excluded from the underwriting by reason of the underwriter's marketing limitation shall nevertheless be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to Holder to the nearest 100 shares.

     If the Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. The Registrable Securities so withdrawn shall also be withdrawn from registration. Such withdrawn Registrable Securities shall not be transferred in a public distribution prior to 180 days after the effective date of such registration, and the Effectiveness Date shall be extended for 180 days.

     The Purchaser shall be entitled to an additional one-half of one percent (.5%) of the Issued Share Capital (exclusive of shares issued hereunder) as of the end of each thirty day period following the Effectiveness Date that the Registrable Securities have not been registered for resale with the Commission pursuant to an effective registration statement filed under the Securities Act or during which the effectiveness of a registration has lapsed in violation of
Section 2.04(g) hereof  (the "Non- Registration Penalty"); provided, however,
                                                           --------  -------
that if the Company has filed an IPO registration statement prior to or on the Effectiveness Date, the Purchaser shall defer the Non-Registration Penalty for 90 days following the Effectiveness Date (the "Deferred Date"); provided,
                                                                --------
further, that (i) if the IPO registration statement has not been declared
-------
effective by the Effective Date, the Purchaser shall be entitled to an additional one-half of one percent of the Issued Share Capital (as calculated on the Effective Date), which shall become part of the Registrable Securities, and
(ii) if the IPO registration statement has not been declared effective by the Deferred Date, the Purchaser shall be entitled to an additional 1 1/2% of the Issued Share Capital (as calculated on the Deferred Date) and an additional one-half of one percent (.5%) of the Issued Share Capital (as calculated as of the beginning of each month) for each month that the Registrable Securities have not been registered following the Deferred Date, which in each case shall become part of the Registrable Securities. Notwithstanding anything herein to the contrary, in no event shall the Purchaser receive in excess of six percent of the Issued Share Capital outstanding as of November 11, 2000.

     Section 2.02   Demand Registration.  (a)  Any time after the expiration of
                    -------------------
lock-up agreements signed by the Company's directors or executive officers in connection with the IPO or 180 days after the closing date of the IPO, whichever occurs first, the Purchaser may request the Company to register under the Securities Act all of the Securities held by the Purchaser for sale in the manner specified in such notice.

     (b) Promptly, and in any event within 10 days, following receipt of any notice under this Section 2.02, the Company shall immediately notify the Purchaser of the receipt of notice under this Section 2.02 and shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from the Purchaser, the Registrable Securities specified in the Purchaser's notice (and in any notices received from other Holders no later than the 10th Business Day after receipt of the notice sent by the Company) (such other Holders and the Purchaser are hereinafter referred to as the "Requesting Holders"). If such method of disposition shall be an underwritten public offering, the Company may designate the managing underwriter of such offering, subject to the approval of Requesting Holders holding a majority of the Registrable Securities to be registered. Except as specified in the following sentence, the Company shall be obligated to register Registrable Securities pursuant to this Section 2.02 on one occasion only. A request pursuant to this Section 2.02 shall be counted only when (i) all the Registrable Securities requested to be included in any such registration have been so included, (ii) the corresponding registration statement has become effective under the Securities Act, and (iii) the public offering has been consummated and the Registrable Securities have been sold on the terms and conditions specified therein. Notwithstanding anything to the contrary contained herein, the Company may delay the filing or effectiveness of a registration statement for up to 45 days after receipt of a request hereunder if (i) at the time of such request the Company is engaged in a firm commitment underwritten public offering of shares of its capital stock in which Holders may include Registrable Securities or (ii) the Board of Directors of the Company determines in its reasonable judgment and in good faith that the filing of such a registration statement or the making of any required disclosure in connection therewith would have a material adverse effect on the Company or substantially interfere with a significant transaction in which the Company is then engaged.

     (c) The Company shall be entitled to include in any registration statement filed pursuant to this Section 2.02, for sale in accordance with the method of disposition specified by the Requesting Holders, securities of the Company entitled generally to vote in the election of directors (or any securities convertible into or exchangeable for or exercisable for the purchase of securities so entitled generally to vote in the election of directors).

     Section 2.03   Piggy-Back Registration.  If the Company proposes to
                    -----------------------
register any securities under the Securities Act for sale to the public (other than in an IPO), whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4 or S-8 for purposes permissible under such forms as of the date hereof, or any successor forms for comparable purposes that may be adopted by the Commission), each such time it will give written notice to all Holders of its intention to do so (but in any event no less than 15 Business Days before the anticipated filing date). Upon the written request of any such Holder, received by the Company no later than the 10th Business Day after receipt by such Holder of the notice sent by the Company, to register, on the same terms and conditions as the shares of securities otherwise being sold pursuant to such registration, any of its Registrable Securities (which request shall state the intended method of disposition thereof), the Company will use its best efforts to cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company on the same terms and conditions as any similar securities included therein, all to the extent requisite to permit the sale or other disposition by each Holder (in accordance with its written request) of such Registrable Securities so registered; provided, however, that the Company may at any time prior to the effectiveness of any such registration statement, in its sole discretion and without the consent of any Holder, abandon the proposed offering. The number of Registrable Securities to be included in such a registration may be reduced or eliminated if and to the extent the managing underwriter shall render to the Company its opinion that such inclusion would jeopardize the successful marketing of the securities (including the Registrable Securities) proposed to be sold therein; provided, however, that such number of shares of Registrable Securities shall not be reduced unless the shares to be included in such underwriting for the account of any Person are also reduced on a pro rata basis. Within 10 Business Days after receipt by each Person proposing to sell Registrable Securities pursuant to the registered offering of the opinion of such managing underwriter, all such Selling Holders may allocate among themselves the number of shares of such Registrable Securities which such opinion states may be distributed without adversely affecting the distribution of the securities covered by the registration statement (or if such registered holders are unable to agree among themselves with respect to such allocation, such allocation shall be in proportion to the respective numbers of shares specified in their respective written requests). Notwithstanding anything to the contrary contained in this Section 2.03, in the event that there is a firm underwriting commitment offer of securities of the Company pursuant to a registration statement covering Registrable Securities and a Person does not elect to sell its Registrable Securities to the underwriters of the Company=s securities in connection with such offering, such Person shall not offer for sale, sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock, or any securities convertible into or exchangeable into or exercisable for any shares of Common Stock during the period of distribution of the Company's securities by such underwriters, which shall be specified in writing by the underwriters and shall not exceed 60 days following the date of effectiveness under the Securities Act of the registration statement relating thereto.

     Section 2.04   Registration Procedures.  If and whenever the Company is
                    -----------------------
required pursuant to this Agreement to effect the registration of any of the Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

          (a) prepare and file as promptly as possible with the Commission a registration statement in accordance with this Article II with respect to such securities (which filing made pursuant to Section 2.02 shall be made within 30 days after the receipt by the Company of a notice requesting such registration) and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (as determined below);

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified below and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

          (c) furnish to each Selling Holder and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus and each document incorporated by reference therein prior to the filing with the Commission) as such Persons may reasonably request in order to review such documentation and to facilitate the public sale or other disposition of the Registrable Securities covered by such registration statement;

          (d) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request;

          (e) immediately notify each Selling Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (f) furnish at the request of a Selling Holder, (i) on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration statement (or on the effective date in the case of an offering that is not underwritten), an opinion of counsel for the Company dated as of such date and addressed to the underwriters, if any, and to the Selling Holders, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder of the Commission (except that such counsel need express no opinion as to the financial statements or any engineering report contained or incorporated therein) and (C) to such other effects as may reasonably be requested by counsel for the underwriters or by any such Selling Holder or its counsel, and (ii) on the effective date of the registration statement and on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration statement, a letter dated such dates from the independent accountants retained by the Company, addressed to the underwriters, if any, and to the Selling Holders, stating that they are independent public accounts within the meaning of the Securities Act and that, in the opinion of such accountings, the financial statements of the Company and the schedules thereto that are included or incorporated by reference in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable requirements of the Securities Act and the published rules and regulations promulgated thereunder, and such letter shall additionally address such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) included in the registration statement in respect to which such letter is being given as the underwriters or any Selling Holder may reasonably request;

          (g) use its best efforts to keep effective and maintain a registration, qualification, approval or listing on a national securities exchange or the quotation of prices thereof on NASDAQ (NMS) or NASDAQ (SMALLCAP) obtained to cover the Registrable Securities as may be necessary for the Selling Holders to dispose thereof, which, for the avoidance of doubt, shall be until the earlier of the sale of such Registerable Securities or until the expiration of the Warrant, and shall from time to time amend or supplement any prospectus used in connection therewith to the extent necessary in order to comply with applicable law;

          (h) use its best efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities; and

          (i) enter into customary agreements (including, if requested, an underwriting agreement in the customary form) and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities.

     The period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of the sale of all Registerable Securities covered thereby or the fulfillment of the Company's obligations under subsection
(g) of this Section 2.04.

     In connection with each registration hereunder, each Selling Holder will furnish promptly to the Company in writing such information with respect to itself and the proposed distribution by it as shall be reasonably necessary in order to ensure compliance with federal and applicable state securities laws.

     In connection with each registration hereunder with respect to an underwritten public offering, each Selling Holder agrees to enter into a written agreement with the managing underwriter or underwriters selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between underwriters and companies of the Company's size and investment stature, provided that such agreement shall not contain any such provision applicable to the Selling Holders that is inconsistent with the provisions hereof; and further provided, that the time and place of the closing under said agreement shall be as mutually agreed upon among the Company, the Selling Holders and such managing underwriter.

     Section 2.05   Expenses.  (a) All expenses incident to the Company's
                    --------
performance or compliance with this Agreement, including without limitation, all registration and filing fees, blue sky fees and expenses, printing expenses, listing fees, fees and disbursements of counsel and independent public accountants for the Company, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, and costs of insurance and reasonable out-of-pocket expenses of the Selling Holders, but excluding any Selling Expenses (as defined below), are herein called "Registration Expenses." All underwriting, discounts and selling commissions attributable to the sale of the Registrable Securities are herein called "Selling Expenses."

          (b) The Company will pay all Registration Expenses with each registration statement filed pursuant to this Agreement, whether or not the registration becomes effective, and the Selling Holders shall pay Selling Expenses in connection with any Registrable Securities registered pursuant to this Agreement.

     Section 2.06   Indemnification.  (a) In the event of a registration of any
                    ---------------
Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Holder thereunder and each underwriter of Registrable Securities thereunder and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act, against any losses, claims, damages or liabilities (including reasonable attorneys' fees) ("Losses"), joint or several, to which such Selling Holder or underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Selling Holder, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder, such underwriter or such controlling Person in writing specifically for use in such registration statement or prospectus.

          (b) Each Selling Holder agrees to indemnify and hold harmless the Company, its directors, officers, employees and agents and each Person, if any, who controls the Company within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with respect to information with respect to such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto.

          (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.06. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.06 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

          (d) If the indemnification provided for in this Section 2.06 is available to the Company or the Selling Holders or is insufficient to hold them harmless in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses as between the Company on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of each Selling Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statements of a material fact or the omission or alleged omission to state a material fact has ben made by, or relates to, information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

     Section 2.07   Senior Registration Rights.  The Company shall not grant or
                    --------------------------
permit to exist any registration rights to any other person which registration rights are senior to the registration rights of any Holder of Registrable Securities ("Senior Registration Rights"), unless either (i) the Company shall first obtain the written consent of the Holders of a majority of the Registrable Securities or (ii) each Holder of Registrable Securities is also granted Senior Registration Rights.

                                  ARTICLE III

                                 MISCELLANEOUS

     Section 3.01   Communications.  All notices and other communications
                    --------------
provided for or permitted hereunder shall be made in writing by registered or certified first-class mail, return receipt requested, telex, telegram, telecopy, courier service or personal delivery:

          (i) if to a Holder of Registrable Securities, at the most current address given by such Holder of the Company in accordance with the provisions of this Section 3.01, which address initially is, with respect to the Purchaser, the address set forth in the Facility Agreement, and

          (ii) if to the Company, initially at its address set forth in the Warrant and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 3.01.

     All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; four days after mailed by certified mail, return receipt requested, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

     Section 3.02   Counterparts.  This Agreement may be executed in any number
                    ------------
of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

     Section 3.03   Headings.  The headings in this Agreement are for
                    --------
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 3.04   Governing Law.  The laws of the State of New York shall
                    -------------
govern this Agreement without regard to principles of conflict of laws.

     Section 3.05   Severability of Provisions.  Any provision of this Agreement
                    --------------------------
which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

     Section 3.06   Attorneys' Fees.  In any action or proceeding brought to
                    ---------------
enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

     Section 3.07   Amendment.  This Agreement may be amended only by means of a
                    ---------
written amendment signed by the Company and by the Holders of a majority of the Registrable Securities.

     Section 3.08   Registrable Securities Held by the Company or Its
                    -------------------------------------------------
Affiliates. In determining whether the Holders of the required amount of
----------
Registrable Securities have concurred in any direction, amendment, supplement, waiver or consent, Registrable Securities owned by the Company or its Affiliates shall be disregarded.

     Section 3.09   Assignment.  The rights of the Holder under this Agreement
                    ----------
shall be assignable only to Affiliates. Any prohibited assignment or attempted assignment shall be void.

     Section 3.10   Arbitration.
                    -----------

          (a) Binding Arbitration.  On the request of either Company or
              -------------------
Purchaser (whether made before or after the institution of any legal proceeding), any action, dispute, claim or controversy of any kind now existing or hereafter arising between any of the parties hereto in any way arising out of, pertaining to or in connection with this Agreement (a "Dispute") shall be resolved by binding arbitration in accordance with the terms hereof. Either Company or Purchaser may, by summary proceedings, bring an action in court to compel arbitration of any Dispute.

          (b) Governing Rules.  Any arbitration shall be administered by the
              ---------------
American Arbitration Association (the "AAA") in accordance with the terms of this Section, the Commercial Arbitration Rules of the AAA, and, to the maximum extent applicable, the Federal Arbitration Act. Judgment on any award rendered by an arbitrator may be entered in any court having jurisdiction.

          (c) Arbitrators.  Arbitration hereunder shall be before a three-person
              -----------
panel of neutral arbitrators, consisting of one person from each of the following categories: (1) an attorney who has practiced in the area of commercial law for at least 10 years or a retired judge at the United States District Court or an appellate court level; (2) a person with at least 10 years experience in capital financing or investment banking; and (3) a person with at least 10 years experience in the telecommunications industry. The AAA shall submit a list of persons meeting the criteria outlined above for each category of arbitrator, and the parties shall select one person from each category in the manner established by the AAA. If the parties cannot agree on an arbitrator within 30 days after the request for an arbitration, then any party may request the AAA to select an arbitrator. The arbitrators may engage engineers, accountants or other consultants that the arbitrator deems necessary to render a conclusion in the arbitration proceeding.

          (d) Conduct of Arbitration.  To the maximum extent practicable, an
              ----------------------
arbitration proceeding hereunder shall be concluded within 180 days of the filing of the Dispute with the AAA. Arbitration proceedings shall be conducted in New York, New York. Arbitrators shall be empowered to impose sanctions and to take such other actions as the arbitrators deem necessary to the same extent a judge could impose sanctions or take such other actions pursuant to the Federal Rules of Civil Procedure and applicable law. At the conclusion of any arbitration proceeding, the arbitrator shall make specific written findings of fact and conclusions of law. The arbitrators shall have the power to award recovery of all costs and fees to the prevailing party. The Company and Purchaser each agrees to keep all Disputes and arbitration proceedings strictly confidential except for disclosure of information required by applicable law.

          (e) Costs of Arbitration.  All fees of the arbitrators and any
              --------------------
engineer, accountant or other consultant engaged by the arbitrators, shall be paid by the Company and Purchaser equally unless otherwise awarded by the arbitrators.

     Section 3.11   Facsimiles.  This Agreement may be executed by a facsimile
                    ----------
signature, which shall have the same force and effect as a manually executed signature.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                          TELEMONDE, INC.
ATTEST:

                                          By: /s/ Adam Bishop

Secretary
                                          Title: President



                                          COMMUNICATIONS COLLATERAL LIMITED
ATTEST:

                                          By: /s/ Thomas Huser


                                          Title: Attorney in Fact